JOHN HANCOCK WORLD FUND

                    John Hancock Global Health Sciences Fund


                      Change of Name of a Series of Shares
                      ------------------------------------


         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock Global Health Sciences Fund to John Hancock Health Sciences Fund.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of a series of shares, effective March 1, 2000.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 14th day of September 1999.



                                                        /s/Gail D. Fosler
------------------------                                -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Edward J. Boudreau, Jr.                              /s/ William F. Glavin
--------------------------                              ---------------------
Edward J. Boudreau, Jr.                                 William F. Glavin

/s/Stephen L. Brown                                     /s/Anne C. Hodsdon
-------------------                                     ------------------
Stephen L. Brown                                        Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

                                                        /s/John W. Pratt
------------------------                                ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl                                     /s/Richard S. Scipione
-------------------                                     ----------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell
---------------------
Richard A. Farrell

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS   )
                                )ss
COUNTY OF SUFFOLK               )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Stephen L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William
F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 14th day of September, 1999.

                                                 /s/Ann Marie White
                                                 ------------------
                                                 Notary Public


                                                 My Commission Expires: 10/20/00



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